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                                                                     EXHIBIT 5.1



                                January 19, 1998


Area Bancshares Corporation
230 Frederica Street
Owensboro, Kentucky  42301

Re:      Registration Statement on Form S-8
         Area Bancshares Corporation
         Area Bancshares Corporation Restricted Stock Award Plans

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Area Bancshares Corporation, a Kentucky corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 27,680 shares (the "Shares") of common stock, no par value, of the Company, to be offered and sold by the Company pursuant to the Area Bancshares Corporation Restricted Stock Award Plans described in the Registration Statement (the "Plans").

         I have examined and am familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as I have deemed necessary and advisable. In such examinations, I have assumed the genuineness of all signatures on all originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, I have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         I express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Kentucky.


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Area Bancshares Corporation
January 19, 1998
Page 2


         Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

         1.       The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ Timothy O. Shelburne